Exhibit 5.1

direct 216.583.7000 direct fax 216.583.7001

December 2, 2009

GenCorp Inc.
P.O. Box 537012
Sacramento, CA 95853

Ladies and Gentlemen:

We have acted as special counsel for GenCorp Inc., an Ohio corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (as amended from time to time, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”) which forms part of the Registration Statement.  The Registration Statement, including the Prospectus as supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”), if any, provides for the registration and the possible issuance and sale from time to time by the Company of (i) shares of the common stock, par value $0.10 per share, of the Company (the “Common Stock”) and (ii) debt securities of the Company, in one or more series, and certain of which may from time to time be convertible or exchangeable into Common Stock (“Debt Securities”) to be issued pursuant to an indenture to be dated on or about the date of the first issuance of such Debt Securities thereunder between the Company and a trustee to be selected by the Company (the “Trustee”), which may be supplemented for any series of Debt Securities (each, an “Indenture”).  The Common Stock and Debt Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act on terms to be determined at the time of sale.

In connection with this opinion, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the Amended Articles of Incorporation of the Company (the “Articles of Incorporation”) and the Amended Code of Regulations of the Company (the “Code of Regulations”), each as amended to date, corporate proceedings of the Company, including resolutions adopted by the Board of Directors of the Company on December 2, 2009, the Registration Statement, the Prospectus, and such other records, documents and certificates as we, in our judgment, have deemed appropriate and necessary for us to render the opinion hereinafter expressed.  In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of all documents submitted to us as originals, and the completeness and conformity to original documents of documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied upon a certificate of the Secretary of the Company and have not sought to independently verify such matters.

GenCorp Inc.
December 2, 2009

Based upon the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock being registered pursuant to the Registration Statement, provided that (A) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all Prospectus Supplement(s) required by applicable law have been delivered and filed as required by such laws; (B) the terms and issuance of the Common Stock and Debt Securities convertible or exchangeable into Common Stock have been duly authorized by all necessary corporate action on the part of the Company; (C) certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers against payment therefor either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement duly approved by the Company or (ii) upon conversion or exercise of any Debt Securities, in accordance with their terms or the instrument governing such Debt Securities providing for such conversion or exercise, then the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2. With respect to the Debt Securities being registered pursuant to the Registration Statement, provided that (A) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all Prospectus Supplement(s) required by applicable law have been delivered and filed as required by such laws; (B) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action;  (C) the Indenture has been duly executed and delivered by the Company and the Trustee; (D) the terms and issuance of the Debt Securities have been duly authorized by all necessary corporate action on the part of the Company; (E) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as to not violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Code of Regulations, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (F) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor in accordance with the provisions of the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, as applicable, such Debt Securities will be validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

GenCorp Inc.
December 2, 2009

In rendering the foregoing opinion we have assumed that (i) the terms and issuance of the Common Stock and Debt Securities will not result in a breach or default under any agreement or instrument binding on the Company; (ii) the Company will issue and deliver the Common Stock and Debt Securities in the manner contemplated by the Registration Statement, and the Common Stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (iii) the resolutions authorizing the Company to issue, offer and sell the Common Stock and Debt Securities will be in full force and effect at all times at which the Common Stock or the Debt Securities are offered or sold by the Company; (iv) the Company will have received lawful consideration for the Common Stock and Debt Securities, having in the case of the Common Stock, a value not less than its par value; (v) the Common Stock and Debt Securities will be issued in compliance with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and applicable federal and state securities laws; and (vi) with respect to the Debt Securities, (A) the Indenture will have been qualified under the Trust Indenture Act of 1939 and (B) the interest rate on any such Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law.

We express no opinion herein as to any provision of Debt Securities that (i) relates to the subject matter jurisdiction of any Federal Court of the United States of America to adjudicate any controversy related thereto, (ii) contains a waiver of any inconvenient forum, (iii) relates to the waiver of rights to jury trial or (iv) provides indemnification, contribution or limitations on liability.  We also express no opinion as to the enforceability of the provision of the Debt Securities to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived.

Our opinions are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations or judicial doctrines from time to time in effect relating to or affecting creditor’s rights generally, by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

We are members of the Bar of the State of Ohio and we express no opinion as to the effects of any laws other than the federal laws of the United States of America and the laws of the State of Ohio.  This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion is being furnished in connection with the Registration Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

GenCorp Inc.
December 2, 2009

Please note that we are opining only as the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise the Company of any change in any of these sources of law or subsequent legal developments which might affect any matters or opinions set forth therein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Ulmer & Berne LLP under the caption “Certain Legal Matters” in the Prospectus.  In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

ULMER & BERNE LLP